Exhibit 10.7

CALLIDUS SOFTWARE INC.
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN
as of October 28, 2013

SECTION 1.	Purpose of the Plan.
The purpose of this Employee Stock Purchase Plan (the “Plan”) is to give eligible employees of Callidus Software Inc. (the “Company”) and its subsidiaries the ability to share in the Company’s future success. The Company expects that it and its stockholders will benefit from the added interest which such eligible employees will have in the welfare of the Company as a result of their increased equity interest in the Company’s success. The Plan is intended to qualify under Section 423 of the Code (as defined below), but the Committee may also grant Options that are not intended to meet the requirements of Section 423 of the Code.

SECTION 2.	Definitions.
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a)“Board” means the board of directors of the Company.
(b)“Code” means the Internal Revenue Code of 1986, as amended from time to time.
(c)“Committee” means a committee of the Board designated by the Board to administer the Plan. If no committee is so designated by the Board, the full Board shall be the Committee hereunder.
(d)“Common Stock” means the common stock, par value $0.001, of the Company.
(e)“Compensation” means base salary (or, in foreign jurisdictions, equivalent cash compensation) prior to any reductions for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Sections 125, 401(k), or 402(g) of the Code (or, in foreign jurisdictions, equivalent deductions), provided that “Compensation” shall exclude severance pay, bonuses, commissions, retirement income, change in control payments, contingent payments, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration. Notwithstanding the foregoing, the Committee may at any time prior to the beginning of an Offering Period determine that for that and future Offering Periods, “Compensation” shall mean all W-2 cash compensation, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions (or in foreign jurisdictions, equivalent cash compensation).
(f)“Corporate Transaction” means (i) a merger of the Company with or into another corporation (other than a merger whose sole purpose is to change the state of the Company’s incorporation or a merger as a result of which the direct or indirect stockholders of the Company immediately prior to such merger or consolidation hold, directly or indirectly, less than 50% of the voting power of the surviving entity); (ii) the sale of substantially all of the assets or stock of the Company, or (iii) the complete liquidation or dissolution of the Company.
(g)“Enrollment Date” means the first business date of an Offering Period.
(h)“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.
(i)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)    If such Common Stock is then quoted on the Nasdaq Stock Market, the New York Stock Exchange or any other national security exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or if such date is not a trading date, on the previous trading date), as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

(j)“IPO” means the initial public offering of the Common Stock pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission.
(k) “Maximum Share Amount” means 20,000 shares, or such other lesser amount as the Committee, subject to applicable law, determines to be the maximum number of Shares that a Participant may purchase on any given Purchase Date.
(l) “New Purchase Date” means the purchase date established pursuant to Section 12 of the Plan.
(m)“Offering Period” means a period of approximately 12 months consisting of two consecutive Purchase Periods, as set forth in Section 7, or such other period as the Committee may determine in its sole discretion.
(n)“Option” means an option granted pursuant to Section 7 of the Plan.
(o)“Participant” means an eligible employee of the Company or a Participating Subsidiary who participates in the Plan.
(p)“Participating Subsidiary” means a Subsidiary that is selected to participate in the Plan by the Committee in its sole discretion.
(q)“Payroll Deduction Account” means an account to which payroll deductions of a Participant are credited under Section 8(c) of the Plan.
(r)“Person” means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary.
(s)“Purchase Date” means the last trading day of a Purchase Period.
(t)“Purchase Period” means the approximately six-month period, or such other period as the Committee may determine in its sole discretion, commencing on February 16 and August 16 of each year and ending with the next Purchase Date.
(u)“Purchase Price” means, with respect to each Share, 85% of the lesser of (i) the Fair Market Value of a Share on the Enrollment Date and (ii) the Fair Market Value of a Share on the Purchase Date.
(v)“Share” means a share of Common Stock.
(w)“Subsidiary” means any corporation, partnership, joint venture or other legal entity of which the Company owns directly or indirectly, more than 50% of the total combined voting power of all classes of stock or other equity interests of such entity.
(x)“Treasury Regulations” means the Federal tax regulations interpreting the Code.

SECTION 3.	Shares Subject to the Plan.
The total number of shares of Common Stock subject to the Plan is 7,272,152, plus an annual increase to be added on July 1 of each year during the term of the Plan beginning July 1, 2014, in an amount equal to the lesser of (i) 1,200,000 shares, (ii) 2.0% of the outstanding shares of Common Stock on the last day immediately preceding such date or (iii) a lesser amount determined by the Board. The Shares will consist in whole or in part of authorized but unissued Shares or treasury Shares, including Shares purchased on the open market or otherwise.

SECTION 4.	Administration.
(a)The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants and Participating Subsidiaries and determine eligibility; (ii) interpret and administer the Plan; (iii) determine when to grant Options that are not intended to meet the requirements under Section 423 of the Code, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (v) establish the Fair Market Value of the Common Stock on any particular date, (vi) correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(b)All expenses incurred in connection with the administration of this Plan shall be paid by the Company. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees.
(c)For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible Participants may participate, even if the dates of the applicable Offering Periods of each such offering are identical.

(d)All decisions of the Committee shall be final, conclusive and binding upon all persons.

SECTION 5.	Eligibility.
Subject to the limitations imposed by Section 423 of the Code, any individual who is employed by the Company or a Participating Subsidiary on a given Enrollment Date is eligible to participate in the Plan, except that one or more of the following categories of employees may be excluded from coverage under the Plan by the Committee: (i) employees who are customarily employed for twenty (20) hours or less per week, (ii) employees who are customarily employed for five (5) months or less in a calendar year, and (iii) employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code). In addition, an individual shall not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, if complying with the laws of the applicable country would cause the Plan to violate Section 423 of the Code, or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan. Notwithstanding the foregoing, no Employee shall be granted an Option under the Plan if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent corporation or its Subsidiaries.

SECTION 6.	Election to Participate.
Pursuant to procedures set forth by the Committee, Participants may elect to participate in a given Offering Period under the Plan prior to the Enrollment Date for such Offering Period. Enrollments shall remain in effect for subsequent Offering Periods, except as provided herein. A Participant shall not be enrolled in more than one Offering Period at any time.

SECTION 7.	Offering Periods; Grant of Option on Enrollment; Purchase of Shares.
(a)The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on each February 16 and August 16, or as otherwise determined by the Committee.
(b)With respect to an Offering Period, each Participant enrolled in such Offering Period shall be granted as of the Enrollment Date an Option to purchase on each Purchase Date during the Offering Period a number of Shares equal to the lesser of (i) the Maximum Share Amount or (ii) the number determined by dividing (A) the amount accumulated in such Participant’s Payroll Deduction Account as of a Purchase Date, pursuant to the election made under Section 8, by (B) the Purchase Price.
(c)In the event that the Committee determines that the number of Shares that may be purchased on a Purchase Date may exceed the number of Shares available under Section 3, the Committee may in its discretion provide for a pro rata purchase on the Purchase Date, and may continue or terminate any Offering Periods then in effect.

SECTION 8.	Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.
(a)Payroll deductions shall be made on each day that a Participant is paid during an Offering Period in respect of a payroll period commencing after the Enrollment Date. The deductions shall be made as a percentage of the Participant’s Compensation in 1% increments, from 1% to 15% of such Participant’s Compensation, as elected by the Participant; provided that that a Participant may decrease deductions to 0% of such Participant’s Compensation once during any Offering Period without discontinuing his or her participation in the Plan, subject to such limitations as may be approved from time to time pursuant to clause (b) below. Notwithstanding the foregoing, in accordance with Section 423(b)(8) of the Code and the regulations thereunder, to the extent Section 423 of the Code is to apply, no Participant shall be permitted to accrue rights to purchase Shares under this Plan with an aggregate Fair Market Value (as determined as of the beginning of the Offering Period in which such Common Stock is purchased) in excess of the amount equal to (i) $25,000 for each calendar year in which the Option remains outstanding at any time, less (ii) the Fair Market Value of Common Stock that the Participant previously purchased under this Plan or any other employee stock purchase plan under Section 423 of the Code of the Company or any parent corporation or any Subsidiaries thereof during the calendar years in which the Option remains outstanding. If a Participant is precluded by this prior sentence from purchasing additional Shares under the Plan, then his or her payroll deductions shall automatically be discontinued and shall automatically resume (at the payroll deduction rate in place immediately prior to discontinuation) at the beginning of the earliest Offering Period in which Participant, to the extent he or she remains eligible to participate in this Plan, is not so precluded.
(b)A Participant may discontinue his or her participation in the Plan as provided in Section 9, or may change the rate of his or her payroll deductions during an Offering Period by completing and filing with the Company a new authorization for payroll deduction, subject to clause (a) above. The Committee may, in its discretion, limit the number of participation rate changes in any Offering Period. The change in rate shall be effective as soon as administratively feasible following the Company’s receipt of the new authorization.
(c)All payroll deductions made with respect to a Participant shall be credited to the Participant’s Payroll Deduction Account under the Plan and shall be deposited with the general funds of the Company, and, except to the extent mandated by local legal requirements, no interest shall accrue on the amounts credited to such Payroll Deduction Account. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, except to the extent mandated by local legal requirements. Until Shares are issued, Participants will only have the rights of an unsecured creditor. Except to the extent provided by the Committee, a Participant may not make any separate cash payments into such Participant’s Payroll Deduction Account, and payment for Shares purchased under the Plan may not be made in any form other than by payroll deduction.
(d)On each Purchase Date, and so long as the Plan remains in effect and the Participant has not withdrawn from the Plan, all funds then in the Participant’s Payroll Deduction Account shall be applied to purchase whole Shares (or fractions thereof) pursuant to the automatic exercise of the Option granted on the Enrollment Date. Unless determined otherwise by the Committee, any fractional shares shall be rounded down to the next lower whole share, in which event the resulting unused amount in any Participant’s Payroll Deduction Account may be carried over into the next Purchase Period.
(e)Certificates representing the Shares purchased by a Participant under the Plan shall be issued to the Participant as soon as practicable following the end of each Purchase Period, except that the Committee may determine that such Shares shall be held for each Participant’s benefit by a broker designated by the Committee.
(f)Other than as set forth in the last sentence of Section 8(d), in the event that this Plan has been oversubscribed or any payroll deductions accumulated in Participant’s Payroll Deduction Account are not used to purchase Shares, all remaining and unused funds shall be returned to the Participant without interest, except to the extent required by local legal requirements.
(g)During a Participant’s lifetime, his or her Option to purchase Shares hereunder is exercisable only by him or her. The Participant shall have no interest or voting right in the Shares covered by the Participant’s Option until such Option is exercised and the covered Shares are registered in the name of the Participant.

SECTION 9.	Withdrawal.
Each Participant may withdraw from participation prior to the end of an Offering Period or from the Plan in accordance with procedures set forth by the Committee. Notwithstanding anything to the contrary in Section 8, upon a Participant’s withdrawal from participation in respect of any Offering Period or from the Plan, all accumulated payroll deductions in the Payroll Deduction Account shall be returned to such Participant without interest (except as may be required by local legal requirements), and such Participant shall not be entitled to any Shares on the Purchase Date or thereafter with respect to the Offering Period in effect at the time of such withdrawal. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant re-enrolls in the Plan prior to the applicable Enrollment Date in accordance with the procedures set forth by the Committee.

SECTION 10.	Termination of Employment.
A Participant shall cease to participate in the Plan upon the Participant’s termination of employment for any reason (including death) and all accumulated payroll deductions in the Participant’s Payroll Deduction Account shall be returned to such Participant (or Participant’s estate, as applicable) without interest (except as may be required by local legal requirements). For purposes of the Plan, transfers from the Company or a Participating Subsidiary to another Participating Subsidiary or to the Company, as the case may be, shall not be a termination of employment. Employment shall not be deemed to terminate when the Participant goes on a leave of absence approved by the Company in writing. To the extent Section 423 of the Code is to apply to a purchase right, the Participant’s employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed three months, or if longer, so long as the Participant’s right to reemployment with the Company or the applicable Participating Subsidiary is provided by statute or by contract, or as otherwise required by Section 423 of the Code. Absent a protected leave as set forth in the prior sentence, the Participant’s employment relationship is deemed to terminate the first day immediately following such three month period.

SECTION 11.	Automatic Transfer to Low Price Offering Period.
To the extent permitted by any applicable laws and regulations, if the Fair Market Value of the Shares on any Purchase Date in an Offering Period is lower than the Fair Market Value of the Shares on the Enrollment Date of such Offering Period, then all Participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the purchase of their Shares on such Purchase Date and automatically re-enrolled in a new Offering Period as of the first business day after such Purchase Date.

SECTION 12.	Adjustments Upon Certain Events.
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:
(a)In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number or type of Shares or other securities issued or reserved for issuance pursuant to the Plan, (ii) the Purchase Price and/or (iii) any other affected terms hereunder, subject to any required action by the Board or the Company’s stockholders and compliance with applicable securities laws, provided that fractions of a Share will not be issued (unless otherwise determined by the Committee).

(b)In the event of a Corporate Transaction, unless each outstanding Option shall be continued or assumed or an equivalent option substituted by the Company or the successor corporation or a parent or Subsidiary of the successor corporation, the Committee shall shorten any Offering Period then in progress by setting a New Purchase Date, which shall be before the date of the consummation of the Corporate Transaction. The Committee shall notify each Participant not less than 10 days prior to the New Purchase Date that (i) a New Purchase Date has been set and (ii) the Participant’s Option will be exercised automatically on the New Purchase Date unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9. Each Offering Period then in effect shall terminate on such New Purchase Date.

SECTION 13.	Nontransferability.
Unless otherwise determined by the Committee, Options granted under the Plan shall not be transferable or assignable by the Participant other than by will, by the laws of descent and distribution, or a designation of beneficiary. In order to designate a beneficiary, the Participant may file a written designation of beneficiary, who is to receive any cash in respect of the Participant under this Plan, in the event of Participant’s death prior to the Purchase Date. A Participant may change the designation of beneficiary at any time by written notice filed with the Company before Participant’s death, subject to any additional rules and procedures set by the Committee. In the event of a Participant’s death and in the absence of a designated beneficiary who is then living, or if no executor or administrator has been appointed to the knowledge of the Company, the Company may deliver any funds under this Plan (i) to the spouse, and (ii) if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, and (iii) if no dependents or relatives are known to the Company, then to any such other person as the Company may designate.

SECTION 14.	Legal Compliance.
(a)Shares shall not be issued hereunder unless the issuance and delivery of such Shares shall comply with all applicable laws and regulations, including the federal and state securities laws and the regulations of any stock exchange or other securities market on which the Company’s securities are traded.
(b)All Participants granted an Option under this Plan that is intended to meet the requirements of Section 423 of the Code shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company, the Committee or the Board, shall be reformed to comply with the requirements of Section 423. This Section 14(b) shall take precedence over all other provisions in this Plan.

SECTION 15.	No Right to Employment.
The granting of an Option under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the employment of such Participant.

SECTION 16.	Amendment or Termination of the Plan.
(a)The Plan shall continue until the earliest to occur of the following: (i) termination of the Plan by the Board, (ii) issuance of all of the Shares reserved for issuance under the Plan or (iii) the tenth anniversary of the restated effective date of the Plan (as determined under Section 20).
(b)The Committee may amend, alter or discontinue the Plan or any portion thereof at any time, provided that no amendment, alteration or discontinuation shall be made (x) without the approval of the stockholders of the Company if such amendment, alteration or discontinuation would (except as is provided in Section 12) increase the total number of Shares reserved for purposes of the Plan or as otherwise required by applicable laws or regulations, or (y) without the consent of a Participant, such amendment, alteration or discontinuation would materially diminish any of the rights or obligations under any Option theretofore granted to such Participant under the Plan.
(c)Notwithstanding clause (y) of Section 16(b), the Committee may limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s base salary and other eligible compensation (if any), and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.
(d)Notwithstanding clause (y) of Section 16(b), the Committee may amend or terminate the Plan, including with respect to any Offering Periods then in effect, without consent of the Participants in such manner as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws or in the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences for the Company.
(e)Notwithstanding clause (y) of Section 16(b), the Committee shall have the power to change the duration and timing of Offering Periods (both before and after any Offering Period has commenced) and Purchase Periods. In no event, however, will any such Offering Period be longer than twenty-seven (27) months.

SECTION 17.	Taxes.
At all relevant times (including when the Shares are purchased, or at the time some or all of the Shares issued under the Plan are disposed of), the Participant must make adequate provision for the Company’s foreign, federal, state or other tax withholding obligations, if any, which arise. At any time, the Company, may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant. The Company shall not be required to issue any Shares under this Plan until all withholding obligations are satisfied to the Company’s satisfaction. Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the Shares during the period within two (2) years from the Enrollment Date or within one (1) year from the Purchase Date on which such Shares were purchased. During this period, the Company may, at any time, place a legend or legends on any certificate representing Shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

SECTION 18.	Code Section 409A
(a)Options granted under the Plan generally are exempt from the application of Section 409A of the Code. However, Options granted to U.S. taxpayer Participants that are not intended to meet the requirements of Section 423 of the Code are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to clause (b) below, Options granted to U.S. taxpayer Participants outside of the requirements of Section 423 of the Code shall be subject to such terms and conditions that will permit such Options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the Shares subject to an Option be delivered within the short-term deferral period. Subject to clause (b) below, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an Option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the Option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued at any time in the future. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.
(b)Although the Company may endeavor to (i) qualify an Option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including clause (a) above. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

SECTION 19.	Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws.

SECTION 20.	Effectiveness of the Plan.
The restated effective date of the Plan shall be as determined by the Board, subject to stockholder approval.

Callidus Software Inc.
Employee Stock Purchase Plan - U.S. Enrollment/Change Authorization Form

EMPLOYEE INFORMATION

Employee Name:
	Last	First	M.I.
Home Address:
Street
City, State, Zip Code
Country
US Social Security/
Taxpayer ID Number:		Department:

NEW ENROLLMENT
I hereby elect to participate in the Callidus Software Inc. (“Callidus”) Employee Stock Purchase Plan (“Plan”) and subscribe to purchase shares of Callidus common stock in accordance with this Enrollment/Change Authorization Form (“Form”) and the Plan. My participation is subject to the terms of the Plan, a copy of which I have received. I hereby authorize payroll deductions from each paycheck in the percentage of my base salary as shown below, up to 15%. I understand that my payroll deductions will be accumulated without interest for the purchase of shares of Callidus common stock. The purchase price per share will be 85% of the fair market value of the stock on either (1) the first day of an Offering Period, or (2) the last day of a Purchase Period, whichever is lower. I acknowledge that I have read the Plan and understand that the terms of the Plan may be changed by the Board of Directors or a subcommittee thereof at any time as set forth in the Plan. My participation will continue as long as I remain eligible unless I withdraw by submitting a new Form.
Amount to be deducted: % (must be between 1% and 15%, in 1% increments)
New enrollments will be effective as of the first February 16 or August 16 following Callidus’ receipt of your completed Form.
PAYROLL DEDUCTION CHANGE

Increase deduction to :	%
Increases to deduction percentages are effective only for new Offering Periods and only as of an Enrollment Date (the first trading day after February 15 or August 15) following Callidus’ receipt of your completed Form (deductions must be in whole percentages between 1% and 15%).

Decrease deduction to:	%
Decreases to deduction percentages are effective as of the first payroll period following Callidus’ receipt of your completed Form (“Decrease Date”). Deductions must be in whole percentages between 1% and 15%, except that a decrease to 0% may be made once during any Purchase Period without withdrawing from an Offering Period. If you elect to decrease your deduction to 0%, your contributions prior to the Decrease Date will be used to purchase shares on the next Purchase Date, AND you must timely submit a new Form to enroll in future Offering Periods at the new subscription price for the subsequent Offering Period.

WITHDRAWAL FROM THE PLAN
I wish to withdraw from the Plan effective the first payroll period following Callidus’ receipt of this completed Form and have my unused payroll deductions refunded to me. I understand that I will not be entitled to purchase shares on the next exercise date. If I re-enroll in the Plan for a subsequent Offering Period, a new subscription price will be determined during the subsequent Offering Period.
DIRECT DEPOSIT
I hereby authorize and instruct Callidus to deposit my Plan shares to my account with the broker chosen by Callidus to administer the Plan shares and I consent to Callidus communicating with this broker regarding the disposition of my Plan shares. The broker may record telephone calls to monitor the quality of service I receive and to verify securities transaction information. I certify under penalty of perjury that: (1) the number shown on this Form is my correct taxpayer identification number, and (2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest and dividends, or the U.S. Internal Revenue Service has notified me that I am no longer subject to backup withholding.
SEVERABILITY
The provisions of this Form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

SIGNATURE
	Employee Signature:	Date:

Callidus Software Inc.
Employee Stock Purchase Plan - International Enrollment/Change Authorization Form
EMPLOYEE INFORMATION

Employee Name:
	Last	First	M.I.
Home Address:
Street
City, State, Zip Code
Country
National Insurance/
Taxpayer ID Number:		Department:

NEW ENROLLMENT
I hereby elect to participate in the Callidus Software Inc. (“Callidus”) Employee Stock Purchase Plan (“Plan”) and subscribe to purchase shares of Callidus common stock in accordance with this Enrollment/Change Authorization Form (“Form”) and the Plan. My participation is subject to the terms of the Plan, a copy of which I have received. I hereby authorize payroll deductions from each paycheck in the percentage of my base salary as shown below, up to 15%. I understand that my payroll deductions will be accumulated without interest for the purchase of shares of Callidus common stock. The purchase price per share will be 85% of the fair market value of the stock on either (1) the first day of an Offering Period, or (2) the last day of a Purchase Period, whichever is lower. I acknowledge that I have read the Plan and understand that the terms of the Plan may be changed by the Board of Directors or a subcommittee thereof at any time as provided for in the Plan. My participation will continue as long as I remain eligible unless I withdraw by submitting a new Form.
Amount to be deducted: % (must be between 1% and 15%, in 1% increments)
New enrollments will be effective as of the first February 16 or August 16 following Callidus’ receipt of your completed Form.

PAYROLL DEDUCTION CHANGE

Increase deduction to :	%
Increases to deduction percentages are effective only for new Offering Periods and only as of an Enrollment Date (the first trading day after February 15 or August 15) following Callidus’ receipt of your completed Form (deductions must be in whole percentages between 1% and 15%).

Decrease deduction to:	%
Decreases to deduction percentages are effective as of the first payroll period following Callidus’ receipt of your completed Form (“Decrease Date”). Deductions must be in whole percentages between 1% and 15%, except that a decrease to 0% may be made once during any Purchase Period without withdrawing from an Offering Period. If you elect to decrease your deduction to 0%, your contributions prior to the Decrease Date will be used to purchase shares on the next Purchase Date, AND you must timely submit a new Form to enroll in future Offering Periods at the new subscription price for the subsequent Offering Period.

WITHDRAWAL FROM THE PLAN
I wish to withdraw from the Plan effective the first payroll period following Callidus’ receipt of this completed Form and have my unused payroll deductions refunded to me. I understand that I will not be entitled to purchase shares on the next exercise date. If I re-enroll in the Plan for a subsequent Offering Period, a new subscription price will be determined during the subsequent Offering Period.

NATURE OF OPTION
By enrolling and participating in the Plan, I acknowledge, understand and agree that:

•
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan, and I am voluntarily participating in the Plan;

•	my right to participate in the Plan is voluntary and occasional and does not create any contractual or other right to receive future rights to purchase Shares;

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my participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, my employer or the Participating Subsidiary and shall not interfere with the ability of the Company, my employer or any Participating Subsidiary to terminate my employment relationship (if any);

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the Plan and the Shares subject to the Plan are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

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no claim or entitlement to compensation or damages shall arise from forfeiture of the Option under the Plan resulting from termination of my employment with the Company or my employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and in consideration of the grant of the Option and the issuance of Shares under the Plan to which I am otherwise not entitled, I irrevocably agree never to institute any claim against the Company, its Participating Subsidiaries or my employer, and waive my ability, if any, to bring any such claim, and release the Company, its Participating Subsidiaries and my employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, I shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

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in the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), unless otherwise provided in the Plan or determined by the Company, my right to participate in the Plan and my Option to purchase Shares, if any, will terminate effective as of the date I cease to actively provide services and will not be extended by any notice period (e.g., employment would not include any contractual notice or any period of “garden leave” or similar period that may be mandated under employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); the Committee shall have exclusive discretion to determine when I am no longer actively employed, subject to the provisions of the Plan.

DATA PRIVACY
I hereby consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Form and any other Plan participation materials (“Data”) by and among, as applicable, the Company and its Subsidiaries and my employer (if different) for the exclusive purpose of implementing, administering and managing my participation in the Plan.
I understand that the Company and my employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options under the Plan or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested, or outstanding in my favor, for the exclusive purpose of implementing, administering and managing the Plan.
I understand that Data will be transferred to E*Trade or such other Plan service provider as may be selected by the Company in the future, which is assisting the Company, with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than my country. I understand that if I reside outside the United States, I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company, E*Trade and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that if I reside outside the United States I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service and career with my employer will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant me the Option to purchase Shares under the Plan or other equity awards or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.
DIRECT DEPOSIT
I hereby authorize and instruct Callidus to deposit my Plan shares to my account with the broker chosen by Callidus to administer the Plan shares and I consent to Callidus communicating with this broker regarding the disposition of my Plan shares. The broker may record telephone calls to monitor the quality of service I receive and to verify securities transaction information. I certify under penalty of perjury that: (1) the number shown on this Form is my correct national insurance/taxpayer identification number, and (2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest and dividends, or the U.S. Internal Revenue Service has notified me that I am no longer subject to backup withholding.
SEVERABILITY
The provisions of this Form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

SIGNATURE
	Employee Signature:	Date: